Exhibit 99.1

MAX CAPITAL GROUP LTD. REPORTS SECOND-QUARTER FINANCIAL RESULTS

HAMILTON, BERMUDA, July 30, 2007 Max Capital Group Ltd. (NASDAQ: MXGL; BSX: MXGL BH) today reported net income for the three months ended June 30, 2007, of $94.1 million, or $1.45 per diluted share, compared to net income of $19.7 million, or $0.31 per diluted share, for the three months ended June 30, 2006. Net operating income, which represents net income excluding after-tax net realized gains and losses on sales of fixed maturities, for the three months ended June 30, 2007, was $94.4 million, or $1.46 per diluted share, compared with net operating income of $25.0 million, or $0.39 per diluted share, for the three months ended June 30, 2006. For the six months ended June 30, 2007, the Company had net income of $174.1 million, or $2.70 per diluted share, compared to $95.0 million, or $1.49 per diluted share, for the six months ended June 30, 2006. For the six months ended June 30, 2007, the Company had net operating income of $175.5 million, or $2.72 per diluted share, compared to $102.0 million, or $1.60 per diluted share for the six months ended June 30, 2006.

W. Marston Becker, Chairman and Chief Executive Officer of Max Capital Group Ltd., said: “Our results for the second quarter continue the strong underwriting performance and solid investment returns for Max. Gross premiums written for the quarter remain down compared to 2006, but continue in line with our 2007 expectations. We have continued our underwriting focus on a balanced and diversified strategy. During the quarter we commenced underwriting excess and surplus lines in the U.S. through our newly established excess and surplus lines platform, Max Specialty Insurance Company, which underwrites in niche markets. We expect Max Specialty to be an increasingly significant source of profitable growth for Max in the quarters and years ahead.”

Gross premiums written for the three months ended June 30, 2007, were $241.5 million, of which $240.7 million came from property and casualty underwriting and $0.8 million from life and annuity underwriting, compared to $284.0 million, of which $241.2 million came from property and casualty underwriting and $42.8 million from life and annuity underwriting, for the three months ended June 30, 2006. Gross premiums written include $9.9 million for the above-mentioned recently established U.S.-based excess and surplus lines business. The lower level of gross premiums written for the three months ended June 30, 2007, versus the same period in 2006 is consistent with the Company s 2007 budget. Net premiums earned for the three months ended June 30, 2007, were $138.0 million compared to $199.2 million for the same period in 2006. Gross premiums written for the six months ended June 30, 2007, were $455.1 million compared to $539.9 million for the first six months of 2006. Property and casualty reinsurance, property and casualty insurance, excess and surplus lines insurance, and life and annuity reinsurance accounted for 52.7%, 44.8%, 2.2% and 0.3%, respectively, of gross premiums written for the first six months of 2007, versus 55.3%, 36.6%, 0.0% and 8.1%, respectively, for the same period in 2006. Net premiums earned for the first six months of 2007 decreased 22.7% to $277.4 million compared to $358.9 million for the same period in 2006. The decline in net premiums earned in the six months ended June 30, 2007, versus the same period in 2006 principally reflects the lower volume of gross premium written and the increase in the Company s use of reinsurance in order to manage its net exposure retained.

Net investment income for the three months ended June 30, 2007, increased to $46.4 million from $36.5 million for the same period in 2006. The increase is principally attributable to a year-over-year increase in cash and fixed maturities balances and higher yields on fixed-maturity investments. Net investment income for the six months ended June 30, 2007, increased $18.7 million, to $89.2 million, compared to $70.5 million for the same period in 2006. Net gains on alternative investments for the three months ended June 30, 2007, were $68.1 million, for a 5.8% rate of return, versus net losses on alternative investments of $5.6 million, for a negative 0.39% rate of return, for the same period of 2006. For the six months ended June 30, 2007, alternative investments have returned 10.9% compared to 4.0% for the same period in 2006. Invested assets were $4.8 billion as of June 30, 2007, with an allocation of 77.3% to cash and fixed maturities and of 22.7% to alternative investments. On June 30, 2007, the Company redeemed $114.1 million of alternative investments as it moved toward the Company’s previously announced policy allocation target of 20%.

Total revenue for the three months ended June 30, 2007, increased 12.2% to $252.4 million, versus $224.9 million for the same period in 2006. Total revenue for the six months ended June 30, 2007, increased 3.3% to $487.8 million, compared to $472.4 million for the same period in 2006. The increase in revenue in the three- and six-month periods ended June 30, 2007, reflects an increase in investment income and net gains on alternative investments offset by the decrease in net premiums earned compared to 2006.

Losses and benefits were $106.5 million for the three months ended June 30, 2007, versus $165.3 million for the same period in 2006. The decrease in losses and benefits for the three months ended June 30, 2007, is principally attributable to the decrease in premiums earned. Losses recognized in the second quarter related to catastrophic events, including flooding-related losses in the United Kingdom occurring prior to June 30, 2007, were less than $5.0 million gross of reinsurance recoveries. There were no significant changes in prior-period reserves during the three months ended June 30, 2007.

Acquisition costs for the three months ended June 30, 2007, were $19.7 million compared to $18.8 million for the same period in 2006. Acquisition costs are principally related to the Company s property and casualty business. The increase over 2006 is principally attributable to an increase in adjustable-rate commissions on several reinsurance contracts.

Interest expense for the three months ended June 30, 2007, was $8.3 million versus $4.7 million for the same period in 2006, with the increase principally attributable to interest on the Company’s $100.0 million senior notes issued in April 2007 and its $50.0 million drawdown on the Company’s primary credit facility in April 2007, both of which were used to capitalize the Company s U.S.-based excess and surplus operation, Max Specialty Insurance Company.

General and administrative expenses for the three months ended June 30, 2007, were $26.8 million versus $16.0 million for the same period in 2006. The increase in general and administrative expenses for the three months ended June 30, 2007, principally reflects operating costs related to the Company’s newly launched U.S.-based excess and surplus lines operations, as well as additional personnel-related costs for the group.

Shareholders’ equity was $1,472.8 million at June 30, 2007. Book value per share at June 30, 2007, was $24.49 versus $23.06 at December 31, 2006. Annualized return on average shareholders equity for the six months ended June 30, 2007, was 24.3%.

During the three months ended June 30, 2007, Max Capital Group Ltd. repurchased 715,400 common shares or approximately $20.0 million of shares outstanding under the board-approved share repurchase plan. On July 27, 2007, Max Capital s Board of Directors approved an increase in the share repurchase plan, increasing the dollar value of shares that may be repurchased to $100.0 million from the $30.0 million remaining under the previous share repurchase authorization.

Certain non-GAAP financial measures that are included in this press release are defined in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

Max Capital Group Ltd., through its operating subsidiaries, provides specialty insurance and reinsurance products to corporations, public entities, property and casualty insurers and life and health insurers.

This release includes statements about future expectations, plans and prospects of the Company that constitute forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those suggested by such statements, including the risk that the SEC’s view of the conclusions reached by the Audit and Risk Management Committee of the Company’s Board of Directors in connection with the internal review of three finite risk retrocessional contracts written in 2001 and 2003, which caused the Company to restate its audited financial statements for the years ended December 31, 2005, 2004, 2003, 2002 and 2001 and unaudited financial statements for the periods ended March 31, 2006, and June 30, 2006, may differ, perhaps materially, and result in material changes to information contained in the Company’s past SEC filings, including financial statements and financial information. For further information regarding cautionary statements and factors affecting future results, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and other documents filed by the Company with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.

Contacts
N. James Tees Executive Vice President jim.tees@maxcapgroup.com 1-441-295-8800	Roy Winnick Kekst and Company roy-winnick@kekst.com 1-212-521-4842

MAX CAPITAL GROUP LTD.

CONSOLIDATED BALANCE SHEETS

(Expressed in thousands of United States Dollars, except per share and share amounts)

	June 30, 2007	December 31, 2006
	(Unaudited)
ASSETS
Cash and cash equivalents	$468,287	$441,895
Fixed maturities, available for sale at fair value	3,266,386	3,028,108
Alternative investments, at fair value	1,096,687	1,065,874
Accrued interest income	38,065	38,922
Premiums receivable	467,045	390,889
Losses and benefits recoverable from reinsurers	604,774	538,009
Funds withheld	14,263	15,385
Deferred acquisition costs	50,951	49,064
Prepaid reinsurance premiums	134,481	104,443
Trades pending settlement	106,861	136,563
Other assets	55,484	39,832

Total assets	$6,303,284	$5,848,984

LIABILITIES
Property and casualty losses	$2,442,635	$2,335,109
Life and annuity benefits	878,434	895,560
Deposit liabilities	222,272	204,389
Funds withheld from reinsurers	252,034	254,723
Unearned property and casualty premiums	490,000	436,476
Reinsurance balances payable	99,576	79,506
Accounts payable and accrued expenses	60,792	103,160
Bank loans	285,000	150,000
Senior notes	99,767	—

Total liabilities	4,830,510	4,458,923

SHAREHOLDERS’ EQUITY
Preferred shares (par value $ 1.00) 20,000,000 shares authorized; no shares issued or outstanding	—	—
Common shares (par value $ 1.00) 200,000,000 shares authorized; 60,127,859 (2006 - 60,276,560) shares issued and outstanding	60,128	60,277
Additional paid-in capital	907,423	950,862
Unearned stock grant compensation	—	(17,570)
Accumulated other comprehensive loss	(78,565)	(21,688)
Retained earnings	583,788	418,180

Total shareholders’ equity	1,472,774	1,390,061

Total liabilities and shareholders’ equity	$6,303,284	$5,848,984

Book Value Per Share	$24.49	$23.06

MAX CAPITAL GROUP LTD.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (Unaudited)

(Expressed in thousands of United States Dollars, except shares and per share amounts)

	Three Months Ended June 30		Six Months Ended June 30
	2007	2006	2007	2006
REVENUES
Gross premiums written	$241,502	$283,967	$455,100	$539,891
Reinsurance premiums ceded	(77,633)	(73,639)	(153,841)	(131,401)

Net premiums written	$163,869	$210,328	$301,259	$408,490

Earned premiums	$199,697	$249,283	$401,189	$455,409
Earned premiums ceded	(61,686)	(50,094)	(123,756)	(96,463)

Net premiums earned	138,011	199,189	277,433	358,946
Net investment income	46,369	36,497	89,186	70,526
Net gains on alternative investments	68,087	(5,636)	122,199	49,223
Net realized losses on sale of fixed maturities	(282)	(5,285)	(1,325)	(6,960)
Other income	169	165	343	664

Total revenues	252,354	224,930	487,836	472,399

LOSSES AND EXPENSES
Losses and benefits	106,501	165,324	213,516	290,923
Acquisition costs	19,732	18,847	34,658	40,390
Interest expense	8,328	4,673	16,435	7,969
General and administrative expenses	26,762	16,047	51,958	37,556

Total losses and expenses	161,323	204,891	316,567	376,838

NET INCOME BEFORE TAXES	91,031	20,039	171,269	95,561
Income tax (benefit) expense	(3,109)	307	(2,864)	556

NET INCOME	94,140	19,732	174,133	95,005
Change in net unrealized depreciation of fixed maturities	(53,006)	(31,104)	(57,746)	(81,174)
Foreign currency translation adjustment	485	383	869	1,482

COMPREHENSIVE INCOME	$41,619	$(10,989)	$117,256	$15,313

Basic earnings per share	$1.55	$0.33	$2.87	$1.60

Diluted earnings per share	$1.45	$0.31	$2.70	$1.49

Diluted net operating earnings per share	$1.46	$0.39	$2.72	$1.60

Weighted average shares outstanding - basic	60,710,142	59,386,469	60,579,936	59,336,432

Weighted average shares outstanding - diluted	64,801,799	63,340,090	64,488,023	63,638,422

MAX CAPITAL GROUP LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (Unaudited)

(Expressed in thousands of United States Dollars)

	Six Months Ended June 30,
	2007	2006
Preferred shares
Balance, beginning of period	$—	$—

Balance, end of period	—	—

Common shares
Balance, beginning of period	60,277	58,829
Issue of shares	1,362	596
Repurchase of shares	(1,511)	—

Balance, end of period	60,128	59,425

Additional paid-in capital
Balance, beginning of period	950,862	921,384
Reclassification of unearned stock grant compensation	(26,357)	—
Issue of common shares	19,752	13,257
Stock option expense	1,288	434
Repurchase of shares	(38,122)	—

Balance, end of period	907,423	935,075

Loans receivable from common share sales
Balance, beginning of period	—	(465)
Loans repaid	—	165

Balance, end of period	—	(300)

Unearned stock grant compensation
Balance, beginning of period	(17,570)	(14,574)
Stock grants awarded	(16,481)	(12,587)
Amortization	7,694	6,438
Reclassification of unearned stock grant compensation	26,357	—

Balance, end of period	—	(20,723)

Accumulated other comprehensive income (loss)
Balance, beginning of period	(21,688)	4,981
Holding losses on fixed maturities arising in period	(59,071)	(88,134)
Net realized losses included in net income	1,325	6,960
Currency translation adjustments	869	1,482

Balance, end of period	(78,565)	(74,711)

Retained earnings
Balance, beginning of period	418,180	215,565
Net income	174,133	95,005
Dividends paid	(8,525)	(5,938)

Balance, end of period	583,788	304,632

Total shareholders’ equity	$1,472,774	$1,203,398

MAX CAPITAL GROUP LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(Expressed in thousands of United States Dollars)

	Six Months Ended June 30
	2007	2006
OPERATING ACTIVITIES
Net income	$174,133	$95,005
Adjustments to reconcile net income to net cash from operating activities:
Stock based compensation	8,982	6,872
Amortization of premium on fixed maturities	2,429	3,554
Accretion of deposit liabilities	3,046	2,583
Net realized losses on sale of fixed maturities	1,325	6,960
Changes in:
Alternative investments	(30,849)	(91,566)
Accrued interest income	857	338
Premiums receivable	(76,156)	(22,385)
Losses and benefits recoverable from reinsurers	(66,765)	(42,442)
Funds withheld	1,122	1,208
Deferred acquisition costs	(1,887)	(4,355)
Prepaid reinsurance premiums	(30,038)	(35,694)
Trades pending settlement	29,702	—
Other assets	(6,982)	(1,212)
Property and casualty losses	107,526	177,709
Life and annuity benefits	(17,126)	48,627
Funds withheld from reinsurers	(2,689)	(19,523)
Unearned property and casualty premiums	53,524	87,641
Reinsurance balances payable	20,070	15,403
Accounts payable and accrued expenses	(42,368)	21,328

Cash from operating activities	127,856	250,051

INVESTING ACTIVITIES
Purchases of fixed maturities	(739,421)	(611,157)
Sales of fixed maturities	205,535	342,102
Redemptions of fixed maturities	254,144	89,912
Purchase of Max Specialty	(28,400)	—

Cash used in investing activities	(308,142)	(179,143)

FINANCING ACTIVITIES
Net proceeds from issuance of common shares	4,633	1,266
Repurchase of common shares	(39,633)	—
Proceeds from bank loan	135,000	—
Proceeds from issuance of senior notes	99,497
Dividends	(8,525)	(5,938)
Additions to deposit liabilities	17,970	4,990
Payment of deposit liabilities	(3,133)	(33,633)
Notes and loans repaid	—	165

Cash provided by (used in) financing activities	205,809	(33,150)

Effect of exchange rate on cash	869	1,482
Net increase in cash and cash equivalents	26,392	39,240
Cash and cash equivalents, beginning of period	441,895	314,031

CASH AND CASH EQUIVALENTS, END OF PERIOD	$468,287	$353,271

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Interest paid totaled $7,224 and $5,767 for the six months ended June 30, 2007 and 2006, respectively. No corporate taxes were paid during the six months ended June 30, 2007 and 2006.

MAX CAPITAL GROUP LTD.

SCHEDULE OF SUPPLEMENTAL DATA - SIX MONTHS TO JUNE 30, 2007 (Unaudited)

Year to Date Segment Information:	Property & Casualty				Life & Annuity	Corporate	Consolidated
(in 000’s US$)	Reinsurance	Insurance	U.S. Excess & Surplus	Total	Reinsurance
Gross premiums written	$239,926	$203,938	$9,872	$453,736	$1,364	$—	$455,100
Reinsurance premiums ceded	(35,166)	(111,528)	(6,874)	(153,568)	(273)	—	(153,841)

Net premiums written	$204,760	$92,410	$2,998	$300,168	$1,091	$—	$301,259

Earned premiums	$196,905	$201,981	$939	$399,825	$1,364	$—	$401,189
Earned premiums ceded	(21,859)	(100,958)	(666)	(123,483)	(273)	—	(123,756)

Net premiums earned	175,046	101,023	273	276,342	1,091	—	277,433
Net investment income	21,841	7,918	1,645	31,404	14,641	43,141	89,186
Net gains on alternative investments	37,412	9,575	—	46,987	38,784	36,428	122,199
Net realized losses on sales of fixed maturities	—	—	—	—	—	(1,325)	(1,325)
Other income	—	—	—	—	—	343	343

Total revenues	234,299	118,516	1,918	354,733	54,516	78,587	487,836
Losses and benefits	115,314	76,982	152	192,448	21,068	—	213,516
Acquisition costs	34,913	(633)	(20)	34,260	398	—	34,658
Interest expense	4,244	—	—	4,244	2,168	10,023	16,435
General and administrative expenses	13,941	8,915	8,179	31,035	1,429	19,494	51,958

Total losses and expenses	168,412	85,264	8,311	261,987	25,063	29,517	316,567

Net income before taxes	$65,887	$33,252	$(6,393)	$92,746	$29,453	$49,070	$171,269

Loss Ratio (a)	65.9%	76.2%	55.7%	69.6%
Combined Ratio (b)	93.8%	84.4%	n/a	93.3%

SCHEDULE OF SUPPLEMENTAL DATA - THREE MONTHS TO JUNE 30, 2007 (Unaudited)

Quarter Segment Information:	Property & Casualty				Life & Annuity	Corporate	Consolidated
(in 000’s US$)	Reinsurance	Insurance	U.S. Excess & Surplus	Total	Reinsurance
Gross premiums written	$104,912	$125,904	$9,872	$240,688	$814	$—	$241,502
Reinsurance premiums ceded	(11,617)	(58,979)	(6,874)	(77,470)	(163)	—	(77,633)

Net premiums written	$93,295	$66,925	$2,998	$163,218	$651	$—	$163,869

Earned premiums	$98,009	$99,935	$939	$198,883	$814	$—	$199,697
Earned premiums ceded	(11,383)	(49,474)	(666)	(61,523)	(163)	—	(61,686)

Net premiums earned	86,626	50,461	273	137,360	651	—	138,011
Net investment income	11,106	3,974	1,618	16,698	7,285	22,386	46,369
Net gains on alternative investments	20,990	5,200	—	26,190	21,288	20,609	68,087
Net realized gains on sales of fixed maturities	—	—	—	—	—	(282)	(282)
Other income	—	—	—	—	—	169	169

Total revenues	118,722	59,635	1,891	180,248	29,224	42,882	252,354
Losses and benefits	55,550	40,148	152	95,850	10,651	—	106,501
Acquisition costs	19,657	(42)	(20)	19,595	137	—	19,732
Interest expense	1,213	—	—	1,213	504	6,611	8,328
General and administrative expenses	6,671	4,531	4,672	15,874	718	10,170	26,762

Total losses and expenses	83,091	44,637	4,804	132,532	12,010	16,781	161,323

Net income before taxes	$35,631	$14,998	$(2,913)	$47,716	$17,214	$26,101	$91,031

MAX CAPITAL GROUP LTD.

SCHEDULE OF SUPPLEMENTAL DATA - SIX MONTHS TO JUNE 30, 2006 (Unaudited)

Year to Date Segment Information:	Property & Casualty				Life & Annuity	Corporate	Consolidated
(in 000’s US$)	Reinsurance	Insurance	U.S. Excess & Surplus	Total	Reinsurance
Gross premiums written	$298,773	$197,547	$—	$496,320	$43,571	$—	$539,891
Reinsurance premiums ceded	(27,523)	(103,617)	—	(131,140)	(261)	—	(131,401)

Net premiums written	$271,250	$93,930	$—	$365,180	$43,310	$—	$408,490

Earned premiums	$232,671	$179,167	$—	$411,838	$43,571	$—	$455,409
Earned premiums ceded	(15,307)	(80,895)	—	(96,202)	(261)	—	(96,463)

Net premiums earned	217,364	98,272	—	315,636	43,310	—	358,946
Net investment income	17,952	7,145	—	25,097	14,756	30,673	70,526
Net gains on alternative investments	11,389	3,452	—	14,841	13,685	20,697	49,223
Net realized losses on sales of fixed maturities	—	—	—	—	—	(6,960)	(6,960)
Other income	—	—	—	—	—	664	664

Total revenues	246,705	108,869	—	355,574	71,751	45,074	472,399
Losses and benefits	153,223	74,832	—	228,055	62,868	—	290,923
Acquisition costs	39,403	443	—	39,846	544	—	40,390
Interest expense	1,307	—	—	1,307	850	5,812	7,969
General and administrative expenses	10,972	6,873	—	17,845	1,317	18,394	37,556

Total losses and expenses	204,905	82,148	—	287,053	65,579	24,206	376,838

Net income before taxes	$41,800	$26,721	$—	$68,521	$6,172	$20,868	$95,561

Loss Ratio (a)	70.5%	76.1%		72.3%
Combined Ratio (b)	93.7%	83.6%		90.5%

SCHEDULE OF SUPPLEMENTAL DATA - THREE MONTHS TO JUNE 30, 2006 (Unaudited)

Quarter Segment Information:	Property & Casualty				Life & Annuity	Corporate	Consolidated
(in 000’s US$)	Reinsurance	Insurance	U.S. Excess& Surplus	Total	Reinsurance
Gross premiums written	$113,790	$127,381	$—	$241,171	$42,796	$—	$283,967
Reinsurance premiums ceded	(11,464)	(62,069)	—	(73,533)	(106)	—	(73,639)

Net premiums written	$102,326	$65,312	$—	$167,638	$42,690	$—	$210,328

Earned premiums	$115,637	$90,850	$—	$206,487	$42,796	$—	$249,283
Earned premiums ceded	(7,391)	(42,597)	—	(49,988)	(106)	—	(50,094)

Net premiums earned	108,246	48,253	—	156,499	42,690	—	199,189
Net investment income	9,500	3,780	—	13,280	7,259	15,958	36,497
Net gains on alternative investments	(1,670)	(470)	—	(2,140)	(1,972)	(1,524)	(5,636)
Net realized gains on sales of fixed maturities	—	—	—	—	—	(5,285)	(5,285)
Other income	—	—	—	—	—	165	165

Total revenues	116,076	51,563	—	167,639	47,977	9,314	224,930
Losses and benefits	75,777	37,723	—	113,500	51,824	—	165,324
Acquisition costs	18,573	(10)	—	18,563	284	—	18,847
Interest expense	1,848	—	—	1,848	(226)	3,051	4,673
General and administrative expenses	5,211	3,183	—	8,394	674	6,979	16,047

Total losses and expenses	101,409	40,896	—	142,305	52,556	10,030	204,891

Net income before taxes	$14,667	$10,667	$—	$25,334	$(4,579)	$(716)	$20,039

MAX CAPITAL GROUP LTD.

SCHEDULE OF SUPPLEMENTAL DATA - SIX MONTHS TO JUNE 30, 2007 (Unaudited)

Gross Premiums Written by Type of Risk:	Six months to June 30, 2007		Six months to June 30, 2006
	Gross Premiums Written*	Percentage of Total Premiums Written	Gross Premiums Written*	Percentage of Total Premiums Written
Property and Casualty Reinsurance:
Accident & Health	$—	0.0%	$6,333	1.2%
Aviation	19,798	4.4%	17,258	3.2%
Excess Liability	6,173	1.4%	31,811	5.9%
Medical Malpractice	37,531	8.2%	35,189	6.5%
Other	624	0.1%	359	0.1%
Professional Liability	31,173	6.8%	55,205	10.2%
Property	79,142	17.4%	61,355	11.3%
Marine & Energy	24,927	5.5%	20,273	3.7%
Whole Account	8,541	1.9%	36,489	6.8%
Workers’ Compensation	32,017	7.0%	34,501	6.4%

	239,926	52.7%	298,773	55.3%
Property and Casualty Insurance:
Aviation	13,429	3.0%	3,753	0.7%
Excess Liability	76,670	16.8%	87,284	16.2%
Professional Liability	80,603	17.7%	71,602	13.2%
Property	33,236	7.3%	34,908	6.5%

	203,938	44.8%	197,547	36.6%
Excess & Surplus Insurance:
Property	9,872	2.2%	—	0.0%

	9,872	2.2%	—	0.0%

Aggregate Property and Casualty	$453,736	99.7%	$496,320	91.9%

Life & Annuity:
Annuity	$—	0.0%	$41,924	7.8%
Health	—	0.0%	—	0.0%
Life	1,364	0.3%	1,647	0.3%

Aggregate Life & Annuity	1,364	0.3%	43,571	8.1%

Aggregate P&C and Life & Annuity	$455,100	100.0%	$539,891	100.0%

			Periodic Rate of Return
Selected Investment Return Data:	Fair Value*	Investment %’s	Last 3 Months	Year to Date	Last 60 months**
Cash and Fixed Maturities	$3,734,673	77.3%	-0.25%	0.93%	4.30%

Commodity Trading Advisers	$—	0.0%	7.31%	6.63%	6.91%
Distressed Securities	188,284	3.9%	4.33%	9.60%	21.18%
Diversified Arbitrage	162,757	3.4%	2.19%	6.85%	7.33%
Emerging Markets	93,759	1.9%	8.06%	13.08%	17.54%
Event-Driven Arbitrage	208,689	4.3%	10.80%	21.38%	15.69%
Fixed Income Arbitrage	27,518	0.6%	3.22%	7.32%	7.59%
Global Macro	65,531	1.4%	5.59%	8.48%	10.00%
Long / Short Credit	86,561	1.8%	3.22%	7.28%	12.76%
Long / Short Equity	226,895	4.6%	7.34%	12.88%	9.31%
Opportunistic	33,824	0.7%	8.28%	15.08%	19.47%

MDS	1,093,818	22.6%	5.83%	10.85%	10.67%
Reinsurance Private Equity	2,869	0.1%	8.54%	15.11%	-0.70%

Alternative Investments	$1,096,687	22.7%	5.84%	10.86%	10.04%

Total Investments	$4,831,360	100.0%	2.18%	5.71%	6.56%